SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported)     December 2, 2002

CORAM HEALTHCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11343	33-0615337

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 900, Denver, Colorado 80202

(Address of principal executive offices)      (Zip code)

Registrant’s telephone number, including area code (303) 292-4973

(Former name or former address, if changed since last report)

     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes [X] No [   ]

Item 5. Other

On October 14, 2002, Arlin M. Adams, Esquire, the Chapter 11 trustee for the bankruptcy estates of Coram Healthcare Corporation and Coram, Inc. (collectively the “Debtors”), filed a motion with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) requesting approval for the retention of investment bankers and financial advisors to provide services focusing on the restructuring and reorganization of the Debtors. The services may include, subject to the Chapter 11 trustee’s discretion, (i) providing a formal valuation of the Debtors, (ii) assisting the Chapter 11 trustee in exploring the possible sale of the Debtors or their assets, (iii) assisting the Chapter 11 trustee in negotiating with stakeholders and the restructuring of the stakeholders’ claims, and/or (iv) one or more opinions on the fairness, from a financial perspective, of any proposed sale of the Debtors or restructuring of the Debtors. On December 2, 2002, the Bankruptcy Court approved the aforementioned motion and SSG Capital Advisors, L.P. and Ewing Monroe Bemiss & Co. (collectively the "Advisors") were engaged as advisors by the Chapter 11 trustee.

Included as an exhibit is the Advisors' engagement letter that governs the terms and conditions of their engagement.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description of Document

99.1	Engagement Letter, dated October 8, 2002, between Arlin M. Adams, Esquire, the Chapter 11 trustee for the bankruptcy estates of Coram Healthcare Corporation and Coram, Inc., and SSG Capital Advisors, L.P. and Ewing Monroe Bemiss & Co. relating to investment banking and restructuring advisory services.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAM HEALTHCARE CORPORATION

Date: December 13, 2002	By:	/s/ SCOTT R. DANITZ

Name: Scott R. Danitz
Title: Senior Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Engagement Letter, dated October 8, 2002, between Arlin M. Adams, Esquire, the Chapter 11 trustee for the bankruptcy estates of Coram Healthcare Corporation and Coram, Inc., and SSG Capital Advisors, L.P. and Ewing Monroe Bemiss & Co. relating to investment banking and restructuring advisory services.